UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF

1934

Date of Report (Date of earliest event reported):  October 3, 2016

Monogram Residential Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36750	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5800 Granite Parkway, Suite 1000 Plano, Texas 75024
(Address of principal executive offices)
(Zip Code)

(469) 250-5500
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

As previously reported, on December 14, 2015, the board of directors (the “Board”) of Monogram Residential Trust, Inc. (the “Company”) formed the special determination committee (the “Determination Committee”), comprised entirely of independent directors, to determine the proper interpretation of certain terms contained in the Company’s Fifth Articles of Amendment and Restatement, as amended (the “Charter”), including terms relating to the Company’s outstanding preferred stock, $0.0001 par value per share, classified as Series A non-participating, voting, cumulative, convertible 7.0% preferred stock (the “Series A Preferred Stock”), pursuant to the authority of the Board to make such determinations under Section 7.5 of the Charter. Behringer Harvard Multifamily REIT I Services Holdings, LLC (“Behringer”) is the holder of the Company’s Series A Preferred Stock and affiliates of Behringer formerly served as the external advisor of the Company.

The Board specifically charged the Determination Committee with determining the proper interpretation of the “Measurement Period” as such term is used in Section 5.4(vi)(c)(i) of the Charter.  Upon certain triggering events (each a “Triggering Event”), the Series A Preferred Stock automatically converts into common stock of the Company ( “Common Stock”) based on a conversion rate set forth in the Charter, assuming there is sufficient economic value under the conversion formula.  The timing of the start and end of the “Measurement Period” must be determined in order to establish the appropriate conversion terms, including the conversion rate, of the Series A Preferred Stock in the event that the holder of the Series A Preferred Stock does not elect conversion prior to December 31, 2016.

The Determination Committee has concluded its investigation and made the following determinations: (i) that for purposes of the Charter, the Measurement Period applicable to the Triggering Event for the conversion of Series A Preferred Stock into Common Stock in connection with a Listing (as defined in the Charter) begins on January 2, 2017 and ends on February 13, 2017 (the “Expiration Date”), (ii) that on the Expiration Date, the Series A Preferred Stock will cease to be outstanding, and (iii) that in accordance with Section 5.4(vi)(f)(vi) of the Charter, if the Conversion Value Per Share of Series A Preferred Stock (as defined in the Charter) is zero, the Series A Preferred Stock will be automatically deemed cancelled without further consideration.

On September 30, 2016, the Board approved and adopted the determinations made by the Determination Committee for purposes of Section 7.5 of the Charter and delegated to the Executive Committee of the Board, a committee comprised entirely of directors who have no affiliation with Behringer, the full power and authority to take any action that the Board could otherwise take to enforce and apply the determinations regarding the Series A Preferred Stock and to otherwise resolve any and all claims or disputes relating to the Series A Preferred Stock.

On September 30, 2016, at the direction of the Executive Committee, the Company filed a complaint and a motion for summary judgment with the Circuit Court for Baltimore City, Maryland, seeking a judicial declaration that, among other things, the determination approved and adopted by the Board regarding the Measurement Period is valid, final, conclusive and binding upon the Company and every stockholder, including Behringer. At this time, the Company is unable to predict the outcome or timing of the court’s ruling on the Company’s judicial declaration request.

The information in this Item 8.01 is being furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall the information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONOGRAM RESIDENTIAL TRUST, INC.

Date: October 3, 2016	By:	/s/ Daniel J. Rosenberg
Daniel J. Rosenberg
Senior Vice President, General Counsel
and Secretary